Registration No. 333-264388

Filed Pursuant to Rule 433

Dated May 15, 2023

GOLD | Google Discovery Ads 1200x628 Option 1card 2card 3card 4card 5LEARN MORE±3X GOLD. Target your trading power. ±3X GOLD $SHNY $DULL GLD-linked ETNs.HEADLINE TEXT OPTIONS (40 characters max)±3X GOLD. Target your trading power.DESCRIPTION TEXT OPTIONS (90 characters max)±3X GOLD $SHNY $DULL GLD-linked ETNs.LEARN MORE button for all Discovery ads will take users to https://microsectors.com/gold/

card 2card 3card 4card 5LEARN MOREGOLD | Google Discovery Ads 1200x628 Option 2±3X GOLD ETNs Target your trading power with ±3X $SHNY $DULL daily resetting GLD-linked ETNs.HEADLINE TEXT OPTIONS (40 characters max)±3X GOLD ETNsDESCRIPTION TEXT OPTIONS (90 characters max)Target your trading power with ±3X $SHNY $DULL daily resetting GLD-linked ETNs.LEARN MORE button for all Discovery ads will take users to https://microsectors.com/gold/

GOLD | Native Ads* 1200x627Option 1Option 2Option 3Precision targeted ±3X GOLD ETNsTarget your trading power with ±3X $SHNY $DULL GLD-linked ETNs. Now trading!microsectors.com/gold/Find out moreTarget your trading power! ±3X GOLD ETNs.$SHNY $DULL ±3X daily resetting GLD-linked ETNs. microsectors.com/gold/Find out more±3X GOLD ETNS. Target your trading power. ±3X $SHNY $DULL GLD-linked ETNs. microsectors.com/gold/Find out moreMicroSectorsTM by REX SharesMicroSectorsTM by REX SharesMicroSectorsTM by REX Shares* DV360 shown here & LInkedIn Static ads use the same creative. Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

GOLD | Display ad 300 x 250px | Benzinga + Cluep | Option 1frame 1frame 2frame 3frame 4frame 5URL for all display ads CTAs:https://microsectors.com/gold/TARGET YOUR TRADING POWERBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.±3X GOLD IS HEREGLD-LINKED ETNS

GOLD | Display ad 300 x 250px | Benzinga + Cluep | Option 2frame 1frame 2frame 3frame 4frame 5URL for all display ads CTAs:https://microsectors.com/gold/TARGET YOUR TRADING POWERGLD-LINKED ETNSBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412. Body (183 c | Truncates at 150 c)Traders, be ready in Bull/Bear markets. Trade $SHNY $DULL with ±3X leverage GLD-linked ETNs. Important information in the hyperlink.

GOLD | Display ad 300 x 250px | Benzinga + Cluep | Option 3frame 1frame 2frame 3frame 4frame 5 TARGET YOUR TRADING POWERGLD-LINKED ETNSBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

GOLD | LinkedIn Video posts | 1200 x 1200px | Option 2 NOTE: Same animation as display ads.frame 1frame 2frame 3frame 4frame 5Headline (66 c | 70 c max)Target your trading power! ±3X GOLD ETNs from Microsectors. CTA (15 c max) Start tradingURL microsectors.com/gold/Traders, be ready in Bull/Bear markets. Trade $SHNY $DULL with ±3X leverage GLD-linked ETNs. Important information in the hyperlink.Target your trading power! ±3X GOLD ETNs from Microsectors. microsectors.com/gold/START TRADINGTARGET YOUR TRADING POWERGLD-LINKED ETNSBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.